Exhibit 10(c)7

Amendment To

Service Agreement

The parties hereto do hereby stipulate and agree to that the SERVICE AGREEMENT entered into by and between them under date of April 1, 1963, and as heretofore amended on January 1, 1972, April 27, 1984, August 1, 1988, January 28, 1991, January 1, 1992, January 1, 1996, January 1, 1998, January 1, 1999, January 1, 2000, January 1, 2001, April 1, 2002, January 1, 2003, August 1, 2003 and March 1, 2004 be and the same hereby is further amended by substituting for the Supplement to Exhibit II to the SERVICE AGREEMENT, the attached revised Supplement to Exhibit II. This Amendment is made and entered into as of January 1, 2008.

ENTERGY SERVICES, INC.

By /s/ Theodore H. Bunting, Jr.
Senior Vice President and Chief Accounting Officer

ENTERGY ARKANSAS, INC.

By /s/ Hugh T. McDonald
President and CEO

ESI

ALLOCATION FORMULAE FOR

GROUPS OF CLIENT COMPANIES

Exhibit II, Supplement

Note: Each allocation formula will be based on data relevant to participating Client Companies to whom the services are provided.

263 - SECTION 263A TAX BENEFITS

Based on Section 263A tax benefits for each Legal Entity.

Used for the allocation of costs associated with tax administration, planning, and support related to Section 263A tax benefits.

ALO - ASSET LOCATIONS

Based on the number of asset locations at period end.

Used for the allocation of costs associated with the fixed asset accounting function.

APT - ACCOUNTS PAYABLE TRANSACTIONS

Based on a twelve-month number of accounts payable transactions processed.

Used for the allocation of costs associated with the support of the accounts payable function.

ARI - ACCOUNTS RECEIVABLE INVOICES

Based on a twelve-month number of accounts receivable transactions processed.

Used for the allocation of costs associated with the support of the accounts receivable function.

AST - TOTAL ASSETS

Based on total assets at period end.

Used primarily to allocate costs associated with the oversight and safeguarding of corporate assets. This would include services provided by financial management and certain finance functions, among others. Also used when the services provided are driven by the relative size and complexity of the System Companies and there is no functional relationship between the services and any other available allocation formula.

BNK - BANK ACCOUNTS

Based on the number of bank accounts at period end.

Used for the allocation of costs associated with daily cash management activities.

CAL - NUMBER OF CALLS - CUSTOMER SERVICE CENTERS

Based on a twenty-four month average of customer calls for each Legal Entity.

Used for the allocation of costs associated with the administration and support of Entergy's Customer Service Centers.

CAP - SYSTEM CAPACITY (NON-NUCLEAR)

Based on the power level, in kilowatts, that could be achieved if all non-nuclear generating units were operating at maximum capability simultaneously.

Used primarily for the allocation of costs associated with the support of the fossil operations of the System. This would include services provided by plant support, environmental and purchasing.

CEA - CAPITAL EXPENDITURE AUTHORIZATIONS

Based on a twelve-month average of outstanding Capital Expenditure Authorizations and Storm Job Orders.

Used for the allocation of costs associated with the capital project costing accounting function.

CHK - PAYCHECKS

Based on the number of paychecks issued at each Legal Entity at period end.

Used for the allocation of costs associated with the processing of payroll.

CLM - OPEN WORKERS' COMPENSATION CLAIMS

Based on the number of open claims for each Legal Entity.

Used for the allocation of costs associated with managing workers' compensation claims processes and budgets.

COL - COAL CONSUMPTION

Based on the quantity of tons of coal delivered for a twelve-month period to each coal plant within the Entergy System.

Used for the allocation of costs associated with services in support of coal purchased for coal generating units.

CUS - CUSTOMERS

Based on a twelve-month average of residential, commercial, industrial, government, and municipal general business electric and gas customers.

Used primarily for the allocation of costs associated with the support of customer based services. Would include customer service and support, marketing, economic forecasts, environmental services, financial and regulatory analyses and customer information systems.

DLM - DISTRIBUTION LINE MILES

Based on the number of miles of distribution lines of 34.5kv or less.

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy distribution lines.

EMP - EMPLOYEES

Based on the number of full-time employees at period end.

Used primarily for the allocation of costs associated with the support of employee-based services. Would include administration of employee benefits programs, employee communications, employee training, and various facilities-based benefits and information technology desktop support.

FBR - FIBER

Based on capacity and use of the Entergy System's fiber optic network.

Used primarily for the allocation of fiber optic operations and maintenance expenses.

GAS - GAS CONSUMPTION

Based on the volume of natural gas consumed annually by all gas fired generating units within the Entergy System.

Used for the allocation of costs associated with services in support of gas purchased for generation units.

GCE - SERVER AND MAINFRAME USAGE COMPOSITE

Based on the use of historical expenditures.

Used primarily for the allocation of costs associated with mainframe, unix servers and related database administration.

GLT - GENERAL LEDGER TRANSACTIONS

Based on the number of general ledger transactions for the period.

Used primarily for the allocation of costs associated with general ledger activities, including related information systems, and for general accounting activities.

GWH - ENERGY SALES

Based on total kilowatt-hours of energy sold to consumers.

Used primarily for the allocation of costs associated with the financial analyses of sales and related items.

HUR - STORM COSTS

Based on estimated gross storm recovery costs for Hurricanes Katrina & Rita.

Used primarily for the allocation of costs associated with the analysis, reporting and filings related to losses in connection with Hurricanes Katrina & Rita.

ITS - TOTAL IT SPEND

Based on the total dollars spent in the Information Technology plan.

Used for the allocation of costs associated with the administration and support of Entergy's IT business planning.

LVS - LEVEL OF ESI SERVICE

Based on ESI total billings to each System company, excluding corporate overhead. Used for the allocation of costs associated with support of ESI as a legal entity.

The variation of this cost driver, Labor Dollars Billed, is based on ESI total labor dollars billed to each System company. Used primarily to allocate the costs associated with employee benefit plans, payroll taxes, department indirect costs, and performance based compensation plans for ESI employees.

MAT - SUPPLY CHAIN - Inventory Management Fossil, Transmission & Distribution Issues, Transfers & Returns

Based on the number of issues, transfer & return transactions for each Legal Entity at period end.

Used for the allocation of costs associated with the management and operations of investment recovery, including Fossil, but excluding Nuclear.

MGA - MANAGED ACCOUNTS

Based on the number of industrial and commercial managed accounts.

Used for the allocation of costs associated with the maintenance of Entergy's industrial and commercial customer accounts.

NST - NUCLEAR SITES

Based on the number of nuclear sites managed and operated by each Entergy System Company.

Used to allocate miscellaneous nuclear-related services.

NUT - NUCLEAR UNITS

Based on the number of nuclear units managed and operated by each Entergy System Company.

Used primarily to allocate nuclear fuel-related services.

PC - PERSONAL COMPUTERS

Based on the number of PC's within each Legal Entity at period end.

Used for the allocation of costs associated with maintenance and support of PC's

PLL - PROPERTY AND LIABILITY PAID LOSSES

Based on a five-year annual average of the property and liability losses paid by the system companies.

Used for the allocation of costs associated with the operation and maintenance of the Risk Information System.

PRM - INSURANCE PREMIUMS (NON-NUCLEAR)

Based on non-nuclear insurance premiums.

Used for the allocation of costs associated with risk management.

RAD - RADIO USAGE

Based on usage of Entergy's 2-way radio system.

Used for the allocation of costs associated with the administration and support of Entergy's 2-way radio system.

RAS - REMOTE ACCESS SERVICES ID's

Based on the number of RAS ID's within each Legal Entity at period end.

Used for the allocation of costs associated with providing Remote Access Service to Entergy employees and contractors.

RCM - RECORDS MANAGEMENT

Based on the number of employees at each Legal Entity using records management services.

Used to allocate costs associated with the management and supervision of non-nuclear business unit records management processes.

RES - RESPONSIBILITY RATIO

Based on the ratio of the company's load at time of system peak load. The peak load is the average of the twelve monthly highest clock-hour demands in kilowatts of the interconnected system occurring each month coincident with the system peak load.

Used primarily for the allocation of costs incurred in fossil plant support and integrated planning.

SCC - SUPPLY CHAIN MATERIALS TRANSACTIONS

Based on the number of Supply Chain materials transactions for each Legal Entity.

Used for the allocation of costs associated with the support of systems that manage Supply Chain materials.

SCL - SUPPLY CHAIN - Labor Dollars

Based on the labor dollars for the Transformer, Meter, and Light Shops.

Used primarily for the allocation of costs associated with services provided by employees in the supply chain equipment refurbishment and repair department.

SCS - SUPPLY CHAIN - Procurement Total Spending

Based on the dollar amount of procurement spending within each Legal Entity at period end.

Used for the allocation of costs associated with procurement activities for the Entergy System.

SQF - SQUARE FOOTAGE

Based on occupied square footage administrated by ESI Administrated Services units.

Used primarily to allocate the costs associated with facilities supervision and support.

STR - DISTRIBUTION SUBSTATIONS TRANSFORMERS

Based on the number of transformers at the Distribution Substations at period end.

Used primarily for the allocation of costs associated with the maintenance, administrative activities, and technical analysis of all Distribution Substations.

SUB - SUBSTATIONS

Based on the number of high voltage substations weighted for Voltage (Voltage < 500kv = 1; Voltage >= 500kv = 2).

Used primarily for the allocation of related engineering and technical support for transmission and distribution substation operations and maintenance as well as for engineering and project management associated with substation construction.

TEL - TELEPHONES

Based on the number of telephones within each Legal Entity at period end.

Used for the allocation of costs associated with maintenance and support of telephones.

TLN - TRANSMISSION LINE MILES

Based on the number of miles of transmission lines, weighted for design voltage (Voltage < 400kv = 1; Voltage >=400kv =2).

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy transmission lines.

TSL - COMPOSITE - TRANSMISSION LINES/SUBSTATIONS

Based on two components: Transmission Line Miles (30% weighting) and the Number of High Voltage Substations (70% weighting).

Used primarily for the allocation of the costs associated with the support of the transmission and distribution function that has both a transmission line component as well as a substation or load component.

UPS - UNIT POWER SALES AGREEMENT

Based on fixed allocation percentages under Entergy's Unit Power Sales Agreement.

Used primarily for the allocation of certain Tax Department services in connection with Entergy's Unit Power Sales Agreement.

VEH - VEHICLES

Based on the number of vehicles owned by each Legal Entity.

Used for the allocation of costs associated with the maintenance of company vehicles.

CCP - CAPITAL CONSTRUCTION PLAN

Based on the total dollars budgeted for each Legal Entity in the annual capital construction plans developed by the various functions.

Used for the allocation of costs associated with capital construction overheads.